Exhibit 99.2

DAVI LUXURY BRAND GROUP Announces a Multi-Year Agreement with KOREAN AIR to Be the Exclusive First Class and Business Class In-Flight Amenity Provider for All KOREAN AIR Flights Worldwide

BEVERLY HILLS, Calif.--(BUSINESS WIRE)--May 2, 2011--DAVI LUXURY BRAND GROUP, INC. (OTC Bulletin Board: MDAV) today announced that it has collaborated with KOREAN AIR and Harmony to create a unique DAVI Luxury amenity skin care line and travel bag exclusively for Korean Airlines and its First and Business (Prestige) class passengers. Korean Air will provide the DAVI amenity travel bags to its passengers commencing in May 2011.

The selection by Korean Air of DAVI LUXURY BRAND GROUP’s “DAVI” and “DAVI Skin” brands joins two brands with exceptional legacies and an appreciation for quality and tradition. Korean Air is one of the world’s premier airlines with a fleet of 129 planes that provide service to 39 countries, 113 cities and 20 million plus customers annually. Korean Air is recognized as being one of the best luxury airlines in the world and consistently wins awards in all categories.

“We are delighted to provide our passengers with DAVI’s high quality skincare products. Providing these DAVI amenity skincare kits to our passengers is consistent with our goal to remain one of the world’s premier airlines and to continuously innovate and upgrade our customer services,” said Heather Cho, senior vice president at Korean Air. “We expect that Korean Air and DAVI will jointly benefit from this alliance, and that this service will contribute to the success of our airline as we plan to soon showcase the new A380 addition to our fleet,” said Heather Cho.

The Korean Air amenity bags, and the skincare line included in the bags, were designed and made exclusively for Korean Airlines in collaboration with Harmony and Korean Air. The Korean Air product line currently includes DAVI’s Le Grand Cru face creme and Coastal Vine after shave. In addition, products developed exclusively for and with Korean Air include hand and body lotion, cooling eye gel, lip balm and pulse point calming oil.

“We are greatly honored to be the luxury in-flight amenity provider for Korean Air. Korean Airlines consistently delivers the best in-flight experience in the business to its passengers, and we are pleased to be able to contribute to enhancing the in-flight experience of Korean Air’s passengers. DAVI looks forward to making this partnership one of the finest in the industry,” said Carlo Mondavi, Chairman of the Board of Directors of DAVI LUXURY BRAND GROUP.

The DAVI luxury skin care kits come in stylish beige and maroon bags, carefully crafted and bearing the DAVI brand’s name and logo with the add-on “Exclusive for KOREAN AIR.” In addition to the travel amenity kits for first class and business class passengers, Korean Air also intends to provide DAVI hand and body lotion in its restrooms and airport lounge facilities.

“Harmony is the leading premium airlines amenity kit provider, and we are extremely proud and privileged to partner with DAVI LUXURY BRAND GROUP. Because of the high quality of the DAVI products, we early on realized that the DAVI products were a perfect match for Korean Air. It has been a pleasure working with Carlo Mondavi and Parrish Medley in developing this product line for KOREAN AIR. We can see tremendous opportunities with the DAVI brand,” said Shaun Wylie Managing Director of Harmony.

“Providing DAVI skincare products to the first class passengers of KOREAN AIR is a tremendous opportunity to expose our 'DAVI' brand and our products to millions of affluent customers. I believe that this is an important step in our plan to distribute our luxury quality skincare products to top class customers worldwide, and a strong validation of our business plan,” said Parrish Medley, Chief Executive Officer of DAVI LUXURY BRAND GROUP.

About DAVI LUXURY BRAND GROUP INC. (OTC Bulletin Board: MDAV)

DAVI LUXURY BRAND GROUP, INC., founded by Carlo Mondavi, grandson of American Icon Robert Mondavi, develops, licenses and markets luxury skin care products using the antioxidants found in wine and grapes. The company markets skincare products under the “DAVI Skin” and “DAVI” brand names. The products currently are provided as amenities at prestige hotels and as first class in-flight airline amenities. The company’s goal is to also market its branded skincare products through upscale department stores, specialty retailers, prestige resorts, salons and spas, on cruise ships, and through airline duty-free shops. The company’s skincare products contain minerals, vitamins and nutrients that are found in a by-product of the wine making process called the pomace. Planting techniques at select vineyards produce deeper vines with a lower yield of grapes per vine. After processing, these grapes yield higher concentrations of minerals, vitamins, and nutrients than grapes from other vineyards. Additionally, the uniquely long maceration process to which these grapes are subjected, yield polyphenols in relatively high quantity. Polyphenols are the free radical scavengers that, among other things, help to protect collagen and elastin fibers and prevent the destruction of hyaluronic acid in the skin. Management believes that the use of this pomace will allow for the creation of skin crèmes that can help fight the natural aging process of the skin.

WWW.DAVISKIN.COM (OTC Bulletin Board: MDAV)
WWW.DAVILUXURYBRANDGROUP.COM (OTC Bulletin Board: MDAV)

About KOREAN AIR

KOREAN AIRLINES was established in 1969 and is one of the world’s premier airlines with a fleet of 129 planes, that provides service to 39 countries, 113 cities and servicing 20 million plus customers annually. Korean Air has a long-standing commitment to achieving “Excellence in Flight.” Korean Air has announced its launch of the A380 service to Japan and Hong Kong starting from June 2011. Korean Air will gradually expand its A380 service to Bangkok, New York and Los Angeles later this year. The introduction of the A380 is expected to increase passengers from China, Japan, and East Asia in transit to the US and Europe. WWW.KOREANAIR.COM

About Harmony

Harmony is a division of gategroup.

gategroup is the leading independent global provider of products and services related to a passenger's onboard experience. We specialize in catering and hospitality; provisioning and logistics; and onboard solutions to companies that serve people on the move. Our customers include top airlines and railroads around the world that rely on our expertise and solutions tailored to their guests, service offerings and geographic regions.

Our portfolio includes the following established brands: deSter, eGate Solutions, Elan, Gate Aviation, Gate Gourmet, Gate Safe, Harmony, Performa, potmstudios, Pourshins and Supplair. We are passionate about helping our customers satisfy thousands of their guests around the world every day. The combination of our commitment and expertise has made gategroup one of the industry's leaders, a reputation we strive to fulfill daily. Harmony is the leading global provider of premium airline amenity kits and comfort items, as well as being a total integration airline service provider. Harmony offers and develops an impressive and distinctive range of unequalled comfort solutions. Working together with exclusive international brands, Harmony provides cabin concepts in which trendsetting designs and down-to-earth practically go hand-in-hand. Harmony has offices in Europe, Asia and the U.S., ensuring dedicated and customized service. We count many of the world’s most prestigious airlines among our customers.

WWW.HARMONYONBOARD.COM
WWW.GATEGROUPMEMBER.COM

Safe Harbor Statement

THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE "FORWARD LOOKING" STATEMENTS. FORWARD LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM CURRENT EXPECTATIONS. BY MAKING THESE FORWARD LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES.

CONTACT:
DAVI LUXURY BRAND GROUP, INC.
Mr. Parrish Medley, Beverly Hills, 310-288-8393
parrishmedley@daviskin.com
WWW.DAVILUXURYBRANDGROUP.COM
WWW.DAVISKIN.COM